As filed with the Securities and Exchange Commission on July 3, 2008 Registration No. 33-146882

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Post-Effective Amendment No. 1 to

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
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SUMMIT FINANCIAL GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

West Virginia	6711	55-0672148
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I. R. S. Employer Identification Number)

300 North Main Street
Moorefield, West Virginia  26836
(304) 530-1000
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(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

H. Charles Maddy, III
Summit Financial Group, Inc.
300 N. Main Street
Moorefield, West Virginia  26836
(304) 530-1000
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(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

with copies to:

Sandra M. Murphy, Esq.	George W. Murphy, Jr., Esq.
Bowles Rice McDavid Graff & Love LLP	Victor L. Cangelosi, Esq.
600 Quarrier Street	Kilpatrick Stockton LLP
P. O. Box 1386	607 14th Street, N.W., Suite 900
Charleston, West Virginia 25325-1386	Washington, D.C. 20005-2018
(304) 347-1131	(202) 508-5800

Approximate date of commencement of proposed sale to the public:  Not applicable.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. 

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. 

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer                                                              Accelerated filer       X

Non-accelerated filer     (Do not check if a smaller reporting company)    Smaller reporting company 

DEREGISTRATION OF SECURITIES

Pursuant to a Registration Statement on Form S-4 (File No. 33-146882) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) by Summit Financial Group, Inc. (“Summit”) and declared effective by the SEC on February 12, 2008 at 1:45 p.m., Summit registered 712,809 shares of its common stock, par value $2.50 per share, which represented the maximum number of shares issuable by Summit upon consummation of the proposed merger with Greater Atlantic Financial Corp. (“Greater Atlantic”) under the Agreement and Plan of Reorganization by and between Summit and Greater Atlantic dated April 12, 2007, as amended December 6, 2007 (the “2007 Agreement”)

On April 4, 2008, Summit (“Summit”) terminated the 2007 Agreement pursuant to Section 9.01(c) which provides that either party may terminate the 2007 Agreement if it is not consummated by March 31, 2008.  This Post-Effective Amendment No. 1 to the Registration statement is filed to deregister the 712,809 shares of Summit common stock, par value $2.50 per share, because Summit terminated the 2007 Agreement and did not issue the shares.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Moorefield, State of West Virginia, on July 3, 2008.

SUMMIT FINANCIAL GROUP, INC.

By:	/s/ H. Charles Maddy, III
President and Chief Executive Officer

By:	/s/ Robert S. Tissue
Senior Vice President, Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

Signatures                                                                              Title

_*___________________________                                                                           Director
   Oscar M. Bean

____________________________                                                                             Director
   Frank A. Baer, III

_*___________________________                                                                           Director
   Dewey S. Bensenhaver, M.D.

_*___________________________                                                                           Director
   James M. Cookman

____________________________                                                                             Director
   John W. Crites

_*___________________________                                                                           Director
   Patrick N. Frye

_*___________________________                                                                           Director
   James Paul Geary, II

_*___________________________                                                                           Director
   Thomas J. Hawse, III

_*___________________________                                                                           Director
   Phoebe Fisher Heishman

_*___________________________                                                                           Director
   Gary L. Hinkle

_*___________________________                                                                           Director
   Gerald W. Huffman

_*___________________________                                                                           Director
   Duke A. McDaniel

_*___________________________                                                                           Director
   Ronald F. Miller

 ____________________________                                                                            Director
   G. R. Ours, Jr.

_*___________________________                                                                           Director
   Charles S. Piccirillo

*      Signed pursuant to power of attorney dated October 27, 2007.